Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of August 15, 2016, is by and among DXP ENTERPRISES, INC., a Texas corporation ("US Borrower"), DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada ("Canadian Borrower" and together with US Borrower, the "Borrowers"), the lenders who are party to this Amendment (the "Consenting Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the lenders party thereto (the "Lenders") and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended hereby and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Administrative Agent and the Consenting Lenders have agreed to grant such request of the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section  1.                Capitalized Terms.  Capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.               Amendments to Credit Agreement.  Subject to and in accordance with the terms and conditions set forth herein the Administrative Agent and the Consenting Lenders hereto hereby agree as follows:

(a)                 Amending Section 1.1 of the Credit Agreement by:

(i)              amending and restating the definition of "Applicable Rate" to read in its entirety to read as follows:

“Applicable Rate” means the corresponding percentages per annum set forth below:

Commitment Fee	LIBOR Rate and CDOR Rate	Base Rate and Canadian Base Rate
0.50%	5.00%	4.00%

Provided, however, that with respect to any outstanding Permitted Overadvances, the Applicable Rate shall increase from 5.00% to 6.00% per annum for LIBOR Rate Loans and CDOR Rate Loans, and the Applicable Rate shall increase from 4.00% to 5.00% per annum for Base Rate Loans and Canadian Base Rate Loans.

(ii)            amending and restating the definition of "Asset Coverage Ratio" in its entirety to read as follows:

"Asset Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum, for the US Borrower and its Subsidiaries on a Consolidated basis, based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, of (i) eighty-five percent (85%) of Net Accounts Receivable, plus (ii) sixty-five percent (65%) of Net Inventory to (b) the aggregate outstanding amount of the Revolving Credit Outstandings on such date; provided, however, that Permitted Overadvances shall not be included in the calculation of Revolving Credit Outstandings solely for purposes of the calculation of the Asset Coverage Ratio.

(iii)          amending and restating the definition of "Canadian Swingline Sublimit" in its entirety to read as follows:

"Canadian Swingline Sublimit" means the lesser of (a) $2,000,000 and (b) the Swingline Commitment.

(iv)          amending the definition of "Revolving Credit Commitment" by adding the following sentences at the end thereof:

"As of the Fourth Amendment Effective Date, the aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall be equal to $205,000,000.  As of March 31, 2017, the aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall be $190,000,000."

(v)           amending and restating the definition of "Revolving Credit Maturity Date" in its entirety to read as follows:

"Revolving Credit Maturity Date" means the earliest to occur of (a) March 31, 2018, (b) the date of termination of the entire Revolving Credit Commitment by the US Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

(vi)          amending and restating the definition of "Swingline Commitment" in its entirety to read as follows:

"Swingline Commitment" means the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitment.

Fourth Amendment to Amended and Restated Credit Agreement – Page 2

(vii)        amending and restating the definition of "Term Loan Maturity Date" its entirety to read as follows:

"Term Loan Maturity Date" means the first to occur of (a) March 31, 2018, or (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

(viii)       adding the following defined terms in their appropriate alphabetical order:

"Fourth Amendment" means the Fourth Amendment to Amended and Restated Credit Agreement among the Borrowers, the Administrative Agent and the Lenders party thereto dated as of August 15, 2016.

"Fourth Amendment Effective Date" means August 15, 2016.

"Initial Mandatory Principal Reduction" has the meaning assigned thereto in Section 4.5.

"Permitted Overadvances" means any advance made under the Revolving Credit Facility pursuant to Section 2.7 of this Agreement, and all such advances collectively as the context requires.

(b)                amending Section 2.1 of the Credit Agreement by adding the following sentences at the end of such Section 2.1 to read in their entirety as follows:

No Revolving Credit Loans shall be made by the Revolving Credit Lenders to the extent that such Revolving Credit Loans (other than Permitted Overadvances) would cause a violation of the Asset Coverage Ratio set forth in Section 9.12(c) hereof.  Notwithstanding anything to the contrary contained in the foregoing, each Revolving Credit Lender severally agrees to make Revolving Credit Loans that include Permitted Overadvances in accordance with the terms and conditions set forth in Section 2.7.

(c)                adding Section 2.7 to the Credit Agreement by adding the following provision to read in its entirety as follows:

2.7           Permitted Overadvances.  Notwithstanding anything to the contrary contained in this Agreement, at the request of the applicable Borrower in accordance with the provisions of Section 2.3(a) of the Credit Agreement, each Revolving Credit Lender severally agrees to make Revolving Credit Loans (such Revolving Credit Loans, the “Permitted Overadvances”) notwithstanding the fact that the aggregate outstanding amount of the Revolving Credit Outstandings (taking into account such Permitted Overadvances) would cause the Asset Coverage Ratio to exceed the ratio set forth in Section 9.12(c); provided, however, that such Permitted Overadvances shall be permitted solely during the months and in the amounts to be determined by the Borrowers and approved by the Required Lenders acting in good faith and in their reasonable discretion following the completion of a review and analysis of the required amount of such Permitted Overadvances that is satisfactory to the Required Lenders in form and substance.  The determination of the amount of Permitted Overadvances shall take into consideration the mandatory prepayments required under Section 4.5.  For the avoidance of doubt, (a) with respect to each calculation of the Asset Coverage Ratio, to the extent that the availability or borrowing of any Permitted Overadvance causes the Asset Coverage Ratio to exceed the ratio permitted by Section 9.12(c), no Default or Event of Default shall exist solely as a result thereof and (b) the Revolving Credit Outstandings (including any Permitted Overadvances) shall not exceed the Revolving Credit Commitment.

Fourth Amendment to Amended and Restated Credit Agreement – Page 3

(d)                adding a new Section 4.5 of the Credit Agreement to read in its entirety as follows:

Section 4.5.  Additional Mandatory Prepayments.  The US Borrower agrees to make a mandatory principal payment or payments of the Loans in an aggregate amount equal to $30,000,000 on or before December 31, 2016 (the "Initial Mandatory Principal Reduction") and an additional mandatory principal payment or payments equal to $25,000,000 in the aggregate on or before March 31, 2017.  With respect to (a) the Initial Mandatory Principal Reduction, an amount equal to $17,000,000 shall be applied to the remaining principal installments of the Term Loans, in inverse order of maturity, with the remainder to be applied to the Revolving Credit Facility (without a corresponding reduction in the Revolving Credit Commitment) and (b) the principal prepayment due and payable on or before March 31, 2017, an amount equal to $14,000,000 shall be applied to the remaining principal installments of the Term Loans, in inverse order of maturity, with the remainder to be applied to the Revolving Credit Facility (without a corresponding reduction in the Revolving Credit Commitment).  Notwithstanding anything to the contrary contained in this Agreement, to the extent Net Cash Proceeds from any Debt Issuance, Equity Issuance or Asset Disposition are received that are required to be applied as a mandatory prepayment under Section 4.4(b)(i), (ii) or (iii) hereof, respectively, such Net Cash Proceeds shall instead be permitted to be applied to the mandatory prepayments required under this Section 4.5 and the US Borrower shall be deemed to have satisfied its obligations under Section 4.4, so long as any excess Net Cash Proceeds are applied to the extent required by Section 4.4(b)(i), (ii) or (iii), as applicable.

(e)                 amending Section 8.1 of the Credit Agreement by amending and restating subsection (f) thereto to read in its entirety as follows:

(f)            Updates to Cash Flow Forecast. On Friday of each week, until such time as the Consolidated Leverage Ratio is less than 4.25 to 1.00, (i) an updated thirteen-week operating budget and cash flow forecast, which shall reflect the US Borrower's good faith projection of all weekly cash receipts and disbursements in connection with the operation of the US Borrower's and its Subsidiaries' business during the thirteen-week period commencing on such Friday, including but not limited to, (A) collections, payroll, capital expenditures and other major cash outlays and (B) a summary of significant changes in such new thirteen-week operating budget and cash flow forecast from the prior operating budget and cash flow forecast most recently delivered and (ii) a report of the US Borrower's and its Subsidiaries' actual cash receipts and disbursements during the previous week, together with a comparison to the budgeted cash receipts and disbursements, as reflected in the most recent thirteen-week budget and cash flow forecast, and an explanation of any material variances; and

Fourth Amendment to Amended and Restated Credit Agreement – Page 4

(f)                  amending Section 8.1 of the Credit Agreement by adding a new subsection (g) to read in its entirety as follows:

(g) Monthly Financial Statements.  Within thirty (30) days after the end of each of the first two fiscal months of each fiscal quarter, (i) a full profit and loss statement, cash flow report, and an unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries, in each case, for such month and (ii) a listing and aging of the accounts receivable and accounts payable of each Credit Party, prepared in reasonable detail and containing such information as Administrative Agent may reasonably request.

(g)                amending Article VIII of the Credit Agreement by adding a new Section 8.17 to read in its entirety as follows:

Section 8.17              Deposit Accounts and Dominion of Funds.  Within forty-five (45) days of the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), (a) maintain all deposit, operating and similar bank accounts (excluding (i) payroll, tax and trust accounts and other similar restricted accounts, (ii) local deposit accounts with balances not exceeding an aggregate amount of $250,000 and (iii) accounts maintained by Indian Fire & Safety not to exceed an aggregate amount of $500,000 (the “Excluded Accounts”)) with the Administrative Agent or a Lender, with full cash dominion of all such accounts established by the Administrative Agent on terms and conditions reasonably satisfactory to the Administrative Agent and (b) notify Administrative Agent immediately in writing of the establishment or existence of any other bank account, deposit account or other account (other than any Excluded Account) of the US Borrower or any of its Subsidiaries into which money may be deposited (other than with Administrative Agent or a Lender); provided, however, providing any such notice to Administrative Agent shall not waive the occurrence or existence of any Default or Event of Default arising or existing as a result of the establishment or existence of any account(s) in violation of this Section.

(h)                amending Section 9.5 of the Credit Agreement by adding the following sentence to the end of such Section to read in its entirety as follows:

Notwithstanding anything contained to the contrary in this Section 9.5, any Asset Dispositions must be satisfactory in form and substance to the Required Lenders to the extent they exceed (x) $1,000,000 for any single transaction or (y) $3,500,000 from and after the Fourth Amendment Effective Date.

(i)                  amending Section 9.1 of the Credit Agreement by amended and restating subsections (c), (e), (j), (k), (l) and (m) to read in their entirety as follows:

Fourth Amendment to Amended and Restated Credit Agreement – Page 5

(c)            unsecured intercompany Indebtedness (i) owed by any US Credit Party to another US Credit Party, (ii) owed by any Canadian Credit Party to another Canadian Credit Party, (iii) owed by any Credit Party to any Non-Guarantor Subsidiary in an aggregate amount not to exceed $5,000,000 at any one time outstanding (provided that such Indebtedness is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (iv) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary, (v) owed by any Foreign Subsidiary to any Credit Party in an aggregate amount not to exceed $15,000,000 in the aggregate at any one time outstanding, (vi) owed by any Canadian Credit Party to any US Credit Party in an aggregate amount, at any one time outstanding, not to exceed, $60,000,000 (excluding any Indebtedness permitted pursuant to the following clause (vii)) and (vii) owed by any Canadian Credit Party to any US Credit Party constituting an Investment permitted pursuant to Section 9.3(d)(vii);

(e)           purchase money Indebtedness or Capital Lease Obligations in an aggregate amount, at any one time outstanding, not to exceed, an amount equal to five percent (5%) of Consolidated Net Worth;

(j)             other Indebtedness in an aggregate principal amount not exceeding, at any one time outstanding, an amount equal to five percent (5%) of Consolidated Net Worth;

(k)            Subordinated Indebtedness incurred by the US Borrower; provided that (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness, (ii) the Administrative Agent shall have received reasonably satisfactory written evidence that the US Borrower would be in pro forma compliance with each financial covenant set forth in Section 9.12 of this Agreement (determined on a pro forma basis after giving effect to the issuance of any such Subordinated Indebtedness), and (iii) the Net Cash Proceeds of any such Subordinated Indebtedness shall be applied to prepay the Term Loans;

(l)             unsecured Indebtedness in the form of debt securities (including such debt securities which are convertible into Equity Interests of the US Borrower) of the US Borrower in an aggregate principal amount of up to $5,000,000; provided that such Indebtedness shall (i) not mature or require any payment of principal thereof prior to the Term Loan Maturity Date, (ii) have covenants that are not more restrictive (taken as a whole) than those set forth herein, (iii) the Net Cash Proceeds of any such debt securities shall be applied to prepay the Term Loans pursuant to Section 4.4(b)(i), and (iv) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such debt securities;

(m)          unsecured Indebtedness of the US Borrower or any other Credit Party owed to any Seller in connection with a Permitted Acquisition; provided that (i) both immediately prior and after giving effect thereto, (A) no Default or Event of Default shall exist or result therefrom and (B) the US Borrower and its Subsidiaries will be in pro forma compliance with the covenants set forth in Section 9.12 and (ii) such Indebtedness is subordinated on terms reasonably satisfactory to the Administrative Agent and does not exceed $2,500,000 at any one time outstanding; and

Fourth Amendment to Amended and Restated Credit Agreement – Page 6

(j)                  amending and restating the table found in Section 9.12(a) of the Credit Agreement in its entirety to read as follows:

Period	Maximum Ratio
June 30, 2015 through December 31, 2015	4.25 to 1.00
January 1, 2016 through June 30, 2017	None
July 1, 2017 through December 31, 2017	3.50 to 1.00
January 1, 2018 and thereafter	3.25 to 1.00

(k)                 amending and restating the table found in Section 9.12(b) of the Credit Agreement its entirety to read as follows:

Period	Minimum Ratio
June 30, 2015 through December 31, 2015	1.15 to 1.00
January 1, 2016 through June 30, 2017	None
July 1, 2017 and thereafter	1.25 to 1.00

(l)                  amending and restating Section 9.12(c) of the Credit Agreement in its entirety to read as follows:

(c)           Asset Coverage Ratio.  Permit the Asset Coverage Ratio to be at any time less than 0.95 to 1.00, beginning June 30, 2016.

(m)               amending Section 9.12 of the Credit Agreement by adding subsections (d) and (e) thereafter to read in their entirety as follows:

(d)       Minimum Consolidated EBITDA.  As of the last day of any calendar month ending during the periods specified below, permit Consolidated EBITDA to be less than the corresponding amount set forth below:

Period	Minimum Consolidated EBIDTA
July 31, 2016	$49,429,000
August 31, 2016	$45,667,000
September 30, 2016	$43,900,000
October 31, 2016	$43,764,000
November 30, 2016	$44,068,000
December 31, 2016	$39,891,000
January 31, 2017	$40,576,000
February 28, 2017	$42,257,000
March 31, 2017	$43,276,000
April 30, 2017	$41,266,000
May 31, 2017	$39,283,000
June 30, 2017	$36,210,000

Fourth Amendment to Amended and Restated Credit Agreement – Page 7

(e)           Capital Expenditures.  Permit the aggregate amount of all Capital Expenditures made by the Credit Parties to exceed $7,500,000 during any fiscal year.

Section 3.                Conditions of Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)                the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, each other Credit Party, the Administrative Agent and the Required Lenders;

(b)                the representations and warranties of the Borrowers contained in Section 4 of the Credit Agreement shall be true and correct;

(c)                 the Administrative Agent shall have received, for the account of each Consenting Lender which has delivered its executed signature page to this Amendment by the deadline communicated by the Administrative Agent to the Lenders, a fee in an amount equal to 0.10% times the amount of such Consenting Lender's aggregate Commitment as of the date of this Amendment; and

(d)                all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment) shall have been paid by the Borrowers.

Section 4.                 Representations and Warranties of the Borrowers.  Each Borrower represents and warrants as follows:

(a)                The execution, delivery and performance by such Borrower of its obligations in connection with this Amendment are within its corporate (or other organizational) powers, have been duly authorized by all necessary corporate (or other organizational) action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of such Borrower, (ii) contravene any Applicable Law which is applicable to such Borrower, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which such Borrower is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.

Fourth Amendment to Amended and Restated Credit Agreement – Page 8

(b)                Such Borrower has taken all necessary corporate (or other organizational) action to execute, deliver and perform this Amendment and has validly executed and delivered each of this Amendment.  This Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

(c)                No material consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Borrower of this Amendment except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents.

(d)                After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(e)                 No Default or Event of Default shall exist immediately prior to and after giving effect to this Amendment.

Section 5.                Reference to and Effect on the Loan Documents.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and this Amendment shall constitute a Loan Document.

(a)                The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case as amended or converted by this Amendment.

(b)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 6.                Reaffirmations.  Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

Fourth Amendment to Amended and Restated Credit Agreement – Page 9

Section 7.                Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.                Governing Law.  This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.                Entire Agreement.  This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, each Swingline Lender and/or the Arranger, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 10.             RELEASE.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the "Released Claims"), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the effective date of this Amendment and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement or any other Loan Document (collectively, the "Released Matters").  In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 10 shall survive the termination of this Amendment, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Fourth Amendment to Amended and Restated Credit Agreement – Page 10

Section 11.             No Oral Agreements.  This Amendment, the Credit Agreement as amended by this Amendment, the Notes, and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

Fourth Amendment to Amended and Restated Credit Agreement – Page 11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DXP ENTERPRISES, INC.,
as US Borrower

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Senior Vice President, Chief Financial Officer and Secretary

DXP CANADA ENTERPRISES LTD.,
as Canadian Borrower

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Chief Financial Officer

DXP HOLDINGS, INC.,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President

PMI OPERATING COMPANY, LTD.,
as a US Subsidiary Guarantor

By:	PUMP-PMI, LLC,
as General Partner

	By:	/s/ Mac McConnell
	Name:	Mac McConnell
	Title:	Secretary and Treasurer

PMI INVESTMENT, LLC,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Secretary and Treasurer

PUMP-PMI, LLC,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Secretary and Treasurer
VERTEX CORPORATE HOLDINGS, INC.,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President, Secretary and Treasurer

VERTEX-PFI, INC.,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President and Secretary

PFI, LLC,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President and Secretary

B27 HOLDINGS CORP.,
as Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President, Chief Financial Officer and Secretary

B27, LLC,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President and Chief Financial Officer

B27 RESOURCES, INC.,
as a US Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President and Chief Financial Officer

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

BEST HOLDING, LLC,
as Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Vice President and Chief Financial Officer

BEST EQUIPMENT SERVICE & SALES COMPANY, LLC,
as Subsidiary Guarantor

By:	/s/ Kent Yee
Name:	Kent Yee
Title:	Secretary

PUMPWORKS 610, LLC,
as Subsidiary Guarantor

By:	/s/ Kent Yee
Name:	Kent Yee
Title:	Secretary

INTEGRATED FLOW SOLUTIONS, LLC,
as a US Subsidiary Guarantor

By:	/s/ Kent Yee
Name:	Kent Yee
Title:	Secretary

INDUSTRIAL PARAMEDIC SERVICES LTD.,
as a Canadian Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Director

HSE INTEGRATED LTD.,
as a Canadian Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Senior Vice President

NATIONAL PROCESS EQUIPMENT INC.,
as a Canadian Subsidiary Guarantor

By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender, Swingline Lender, and Lender

By:	/s/ Jennifer L. Norris
Name:	Jennifer L. Norris
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Anthony D. Healey
Name:	Anthony D. Healey
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY,
as Lender

By:	/s/ Mary McElwain
Name:	Mary McElwain
Title:	Senior Vice President

CADENCE BANK,
as Lender

By:	/s/ Bill Bobbora
Name:	William Bobbora
Title:	Executive Vice President

COMPASS BANK,
as Lender

By:	/s/ Albert M. Watson
Name:	Albert M. Watson
Title:	Senior Vice President

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Vice President

ACKNOWLEDGED BY:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as its Applicable Designee

By:	/s/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Greg Smith
Name:	Greg Smith
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ David C. Heyson
Name:	David C. Heyson
Title:	Senior Vice President

ZB, N.A. dba Amegy Bank,
as Lender

By:	/s/ Jeremy A. Newsom
Name:	Jeremy A. Newsom
Title:	Executive Vice President

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page